AMENDMENT,
                             DATED NOVEMBER 14, 2000
                                       TO
                         RULE 18F-3 MULTIPLE CLASS PLAN
                              RYDEX DYNAMIC FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                                  Amendment to

                                   SCHEDULE A

                               RYDEX DYNAMIC FUNDS
                                   Rule 18f-3
                               Multiple Class Plan

FUND
----
Titan 500
Tempest 500
Venture 100
Velocity 100
TITAN 500 FEEDER
TEMPEST 500 FEEDER
VENTURE 100 FEEDER
VELOCITY 100 FEEDER
Master Titan 500
Master Tempest 500
Master Venture 100
Master Velocity 100

                  ADDITIONS AND [DELETIONS] ARE NOTED IN BOLD.